UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2012

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2012 (the “Effective Date”), First South Bank (the “Bank”) and First South Bancorp, Inc. (the “Company”) amended the Change-in-Control Protective Agreements (the “Protective Agreements”) with Sherry L. Correll, that became effective on January 14, 1997, and with Paul S. Jaber, that became effective on July 8, 2002 (collectively, the “Employees”), respectively.

The amendments to each of the respective Employee’s Protective Agreements (the “Amendments”) amend “Section 3. Severance Benefit” of each of the Protective Agreements. The first sentence of Section 3 of each of the Protective Agreements was amended to read as follows:

“If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to two (2) times the Employee’s base annual salary at the rate in effect when the Protected Period begins.”

No other terms, provisions, or conditions of the Protective Agreement were amended other than stated above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibits are filed herewith:

Exhibit 10.2(b): Amendment Three to the Sherry L. Correll Change-In-Control Protective Agreement

Exhibit 10.15(b): Amendment Two to the Paul S. Jaber Change-In-Control Protective Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First South Bancorp, Inc. (Registrant)
Date: March 30, 2012
	By:	/s/ William L. Wall
William L. Wall Executive Vice President, Chief Financial Officer and Secretary